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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-31425 and 333-40603 of fonix corporation on Form S-3 of our report dated March 28, 1997, appearing in this Annual Report on Form 10-K of fonix corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
 April 8, 1998